UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

ELEVEN BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-9911

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2015, Eleven Biotherapeutics, Inc. (the “Company”) borrowed $5 million under its venture debt facility with Silicon Valley Bank (the “Lender”) pursuant to the terms of the Second Loan Modification Agreement, dated as of November 25, 2014, by and between the Company and the Lender (the “Loan Agreement”). This draw down was the second and final tranche of the Company’s venture debt facility with the Lender. The per annum interest rate for this tranche will be 3.75% above the Wall Street Journal Prime Lending Rate on May 11, 2015. Following this draw down, the total outstanding principal amount under the venture debt facility is $15 million.

In connection with this draw-down of $5 million, the warrants to purchase shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”), issued by the Company to the Lender and Life Science Loans, LLC in connection with the Loan Agreement automatically became exercisable for the purchase of an additional 27,500 shares of Common Stock at a per share exercise price of $11.83 (the “2nd Tranche Warrants”). The exercise price and the number of shares are subject to adjustment upon a merger event, reclassification of the shares of Common Stock, subdivision or combination of the shares of Common Stock or certain dividend payments. The 2nd Tranche Warrants may be exercised on a cashless basis at any time. The 2nd Tranche Warrants are exercisable until November 24, 2024 and will be exercised automatically on a net issuance basis if not exercised prior to the expiration date and if the then-current fair market value of one share of Common Stock is greater than the exercise price then in effect.

The Company has agreed to repay the amount it has borrowed under this venture debt facility (the “Loan Facility”) on an interest only basis monthly until November 30, 2015. Commencing on December 1, 2015, the Company shall make 36 monthly payments of principal and accrued interest through the scheduled maturity date for the Loan Facility on November 1, 2018. In addition, a final payment equal to 6% of the principal amounts borrowed pursuant to the Loan Agreement will be due on November 1, 2018, or such earlier date specified in the Loan Agreement.

In addition, if the Company repays all or a portion of the loan prior to the applicable maturity date, it will pay the Lender a prepayment penalty fee, based on a percentage of the then outstanding principal balance, equal to 3% if the prepayment occurs on or before 24 months after the funding date thereof, 1% if the prepayment occurs more than 24 months after, but on or before 36 months after, the funding date thereof, or 0% if the prepayment occurs more than 36 months after the funding date thereof.

The Company’s obligations under the Loan Facility are secured by a first priority security interest in substantially all of its assets other than its intellectual property. The Company also has agreed not to pledge or otherwise encumber its intellectual property assets, subject to certain exceptions.

The Loan Facility includes customary affirmative and restrictive covenants, and also includes customary events of default, including payment defaults, breaches of covenants, change of control and a material adverse change default. Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lender may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: May 13, 2015	By:	/s/ Gregory D. Perry

Gregory D. Perry Chief Business and Financial Officer